                                     LEASE

     This Agreement of Lease made this 29th day of April, 1996, by and between 804 Eastgate Associates, a New Jersey Limited Liability Company, with an address c\o Markeim-Chalmers, Commerce Atrium-Suite 304, 1701 Route 70 East, Cherry Hill, New Jersey 08003-2337 (hereinafter called "Landlord") and Wilmar Industries, Inc., a New Jersey corporation, with an address at 303 Harper Drive, Moorestown, New Jersey 08057 (hereinafter called "Tenant").

                              W I T N E S S E T H:

     Landlord and Tenant, in consideration of the mutual covenants herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound agree as follows:

     1. Lease and Premises. Landlord hereby demises and leases to Tenant and Tenant hereby hires from Landlord that certain real property together with the building and improvements thereon erected, situate in Mt. Laurel, New Jersey known as 804 East Gate Drive, consisting of a warehouse and office building containing approximately 70,000 square feet of space and more fully described in Exhibit "A" attached hereto and hereby made a part hereof (the "Premises") on the terms and conditions hereinafter set forth.

     2. Term. (a) The term of this Lease shall commence on June 1, 1996 and shall expire, without the necessity of any notice from either party to the other, at 11:59 P.M. on May 31, 2006. Possession of the Premises shall be delivered to Tenant on the first day of the term.

          (b) Upon the expiration or sooner termination of this Lease, Tenant shall peacefully vacate and surrender the Premises to Landlord in good condition and repair.

          (c) If Tenant remains in possession of the Premises after the expiration or sooner termination of this Lease with Landlord's consent, it shall be deemed to be occupying the Premises as a tenant from month-to-month, at the minimum annual rent and additional rent herein specified (prorated on a monthly basis), subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. If Tenant remains in possession of the Premises after
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the expiration or sooner termination of this Lease without Landlord's consent,
Tenant shall be deemed to be occupying the Premises at one hundred fifty percent (150%) of the minimum annual rent and additional rent herein specified (prorated on a monthly basis) subject to all conditions, provisions and obligations of this Lease, and Landlord shall have all of the rights and remedies it would have hereunder in the event of a default by Tenant.

          (d) Landlord shall not be liable to Tenant in any respect in the event that Landlord is unable to deliver possession of the Premises to Tenant as set forth in paragraph (a) hereof, provided, Tenant shall not be required to pay rent until such time as Landlord delivers possession. Tenant acknowledges and confirms that Landlord is the contract purchaser of the Demised Premises pursuant to an Agreement of Sale dated March 15, 1996 by and between the Landlord and Valley National Bank. If Landlord fails to acquire the Demised Premises for any reason whatsoever, this Lease shall be terminated, and neither party shall owe any further obligation to the other.

          (e) Each period of one year commencing on June 1, 1996 on any anniversary thereof during the term shall constitute a "Lease Year."

     3.   Rent and Additional Rent.

          (a)  The minimum annual rent payable by Tenant to Landlord shall be:

          (i) $222,000.00 per year from September 1, 1996 until and including December 31, 1996 payable in equal monthly installments of $18,500.00 each;

          (ii) $288,624 per year from January 1, 1997 until and including May 31, 2001 payable in equal monthly installments of $24,052 each;

          (iii) The Minimum Annual Rent for the Lease Years from 2001 through May 31, 2006 (the 6th Lease Year through and including the 10th Lease Year) shall be increased each Lease Year pursuant to increases in the Consumer Price
Index as determined in accordance with this Section.    In the event the
Consumer Price Index for Urban Wage Earners and Clerical Workers in the City of Philadelphia published by the Bureau of Labor Statistics of the U.S. Department of Labor (1982-84 equals 100) (hereinafter called the "Price Index") or a successor or substitute index appropriately adjusted reflects an increase in the cost of living in the last full month of the immediately preceding Lease Year

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(hereinafter called the "Adjustment Month") over and above such cost of living as reflected by the Price Index as it exists for the first month of the 5th Lease Year (June, 2000) (hereinafter called the "Base Index"), the minimum annual rent during the Lease Year for which the computation is being made shall be recomputed by multiplying $288,624 by a fraction, the numerator of which shall be the Price Index for the Adjustment Month and the denominator of which shall be the Base Index. In the event that such determination cannot be made until after the commencement of the Lease Year, the increase or decrease of the monthly rental payments due for the month(s) of the Lease Year prior to such determination shall be paid to Landlord or refunded to Tenant upon the date the next payment of rent is due after such determination. In no event shall the minimum annual rent be less than the minimum annual rent for the immediately preceding Lease Year.

     To illustrate, if the Base Index were 150.00 and the Price Index for the month immediately preceding the commencement of the first Lease Year of the Renewal Term were 165.00, the minimum annual rent payable during the 6th Lease Year $288,624 multiplied by 165.00/150.00 would equal $317,486 payable in equal monthly installments of $26,457.17 each.

     All such monthly installments shall be payable without prior notice or demand at the office of Landlord to which notices are to be delivered (as set forth below), or at such other place as Landlord shall by written notice specify, in advance, without set-off or deduction, on the first day of each and every month throughout the term hereof.

          (b)  As additional rent hereunder, Tenant shall pay the following:

          (i)(A) All real estate and personal property taxes, water and sewer charges, assessments of any kind or nature whatsoever, and any other public charges levied upon or assessed against the Premises or any portion thereof, or any buildings or improvements now or hereafter located thereon, or arising by reason of the occupancy, use or possession thereof, and any taxes on rent now or hereafter in force, including use and occupancy taxes, and any other similar charges now or hereafter in effect (but not income taxes (except to the extent levied in lieu of real estate taxes) or inheritance or estate taxes) whether or not such charges or any of them are or may become a lien on the Premises (all of which are hereinafter collectively referred to as "Taxes"), at least fifteen
(15) days before the last day on which the Taxes become due and payable without penalty, interest or other cost which may be added thereto for non-payment. Landlord

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

shall promptly forward to Tenant all bills received by Landlord for Taxes which shall be assessed or levied against Landlord. Promptly after payment of any Taxes, Tenant shall deliver to Landlord an official receipt evidencing such payment.

          (B) After prior written notice to Landlord, Tenant, at its own expense, may contest, by appropriate legal proceedings promptly instituted and thereafter conducted in good faith and with due diligence, the amount or validity, in whole or in part, of any Taxes; provided (I) in the case of any unpaid Taxes, such proceedings shall suspend the collection thereof from Landlord, from Tenant, and from the Premises; (II) neither the Premises nor any part thereof nor any interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; and (III) Tenant shall have deposited with Landlord such security for payment of the contested Taxes, with interest and penalties, as may reasonably be required by Landlord.

          (C) Taxes for the years in which this Lease commences and terminates shall be prorated between Landlord and Tenant on the basis of the fiscal period for which the Taxes are levied or assessed.

          (ii) All premiums on the insurance policies referred to in Article 8 hereof.

          (iii) Any other amount required to be paid pursuant to this Lease.

          (iv) All sums which may become due by reason of the failure of Tenant to comply with any of the terms, covenants and conditions of this Lease to be kept and observed by Tenant, and any and all damages, costs and expenses (including, without limitation thereto, reasonable attorney's fees) which Landlord may suffer or incur by reason of any default of Tenant and any damages to the Premises caused by any act or omission of Tenant.

          (c) Upon request of Landlord, Tenant, in lieu of its obligation to make direct payments, will pay to Landlord, together with each monthly installment of rent, an amount equal to l/12 of the aggregate annual amount of
(i) the Taxes and (ii) the insurance premiums referred to in subparagraph 3(b)(ii) of this Article 3, and (iii) any regularly occurring or anticipated expenditure referred to in subparagraph 3(b)(iii) of this Article 3, all as estimated by Landlord; such amounts shall be held in escrow by Landlord (or transmitted to any mortgagee requiring such payments) and applied on account of the Taxes and the insurance premiums, as and when payments therefor are due. Without

                                       4
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limitation of the foregoing, Tenant shall also pay to Landlord such additional amounts as Landlord may request from time to time to provide a sufficient fund, at least 15 days prior to the due date of the Taxes, insurance premiums or other regularly occurring or anticipated expenditure (or, in the case of any Taxes which may be paid in installments, the due date of the next installment thereof), for payment of such Taxes, premiums and expenditures. Any amounts held in escrow pursuant to this Paragraph shall bear no interest and may be commingled with other funds of Landlord (or transmitted to a mortgagee as aforesaid). In the event Landlord assigns his interest in this Lease, Landlord shall have the right to pay the balance of such amounts then in his possession to the assignee, and Landlord shall thereupon be completely released from any liability with respect to such amounts.

          (d) The obligations of Tenant to pay minimum annual rent and additional rent shall survive expiration or sooner termination of this Lease.

     4. Use. (a) The Premises may be used only as a warehouse, distribution facility, and related office use and all other ancillary purposes and for no other purpose, but in any event only in compliance with any applicable ordinances now or hereafter in force.

          (b) Tenant shall be responsible to obtain and maintain all use or occupancy permits necessary to operate the Premises.

     5. Utilities and Services. (a) Tenant shall pay all charges of utility companies or public authorities for electricity, gas, telephone, water, steam or other services or utilities furnished to the Premises. Tenant shall provide and pay for all heating, cooling, trash removal, security, and other services for the Premises. Under no circumstances shall Landlord be required to furnish any utilities or any other services of any kind to the Premises or any part thereof. Landlord shall not be liable for any failure in connection with the delivery of such utilities and services. Tenant shall not be entitled to any abatement of rent, nor shall the Landlord be liable for any damages, compensation or claim by reason of inconvenience, annoyance, injury, or loss as a result of a failure in connection with the delivery of such utilities and services.

          (b) Utility costs not billed to Tenant's account as of the expiration or sooner termination of the Lease and to Landlord as of the day after the expiration or sooner termination of this Lease shall be prorated between Landlord and Tenant based upon the current billings.

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

     6. Repairs - Maintenance. (a) Tenant agrees to accept the Premises in the physical order and condition existing on the date of commencement of the term of this Lease and Tenant shall, throughout the term hereof, at Tenant's sole expense, make all necessary or appropriate repairs, replacements, renewals and additions, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, required to keep and maintain the Premises and all systems, equipment and apparatus appurtenant thereto or used in connection therewith in good order and condition, including but not limited to the HVAC system serving the Premises (except for replacements thereto as set forth below) and all plumbing and electric systems, and the parking areas. Tenant shall, at Tenant's expense, engage a contractor acceptable to Tenant to provide ordinary maintenance to the HVAC system. Any repairs, replacements, renewals, and additions, and any labor performed or materials furnished in, on or about the Premises shall be performed and furnished in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted municipal authorities or other governmental bodies having jurisdiction over the Premises and the requirements of any Board of Underwriters having jurisdiction thereover. Except as expressly set forth herein, the Landlord shall be responsible for the repair and replacement of the structural components of the Premises, including but not limited to support columns, beams and load bearing walls and the roof and floors, provided that the need for repair or replacement of such items is not caused by any act or ommission of Tenant. Notwithstanding anything contained in this Section to the contrary, Landlord shall be responsible for the replacement of the HVAC system, provided that the need for replacement is not is not the result of an act or ommission of Tenant. At the commencement of the term hereof, the heating, ventilation and air-conditioning systems shall be in good working order.

          (b) Throughout the term of this Lease, Tenant, at its sole cost and expense, shall promptly remove any violation and shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards, any national or local Insurance Rating Bureau, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Premises, or any part thereof, or the sidewalks, curbs, passageways, alleys, entrances, coverings or rooflike structures placed upon or extending over any sidewalk, or any space adjacent thereto, or to the use or manner of use of the Premises, or any part thereof. Tenant shall likewise observe and comply with, or shall cause to be observed and complied with, all the requirements of all policies of public liability, fire and other insurance at any time in force with respect to the Premises.

     7.   Alterations and Improvements.

          (a) Tenant may not demolish any building on the Premises, or make any structural additions or alteration without the prior written consent of Landlord. Tenant may, however, make such non-structural, alterations or improvements as Tenant may reasonably require in connection with use of the Premises, provided (i) the prior written consent of Landlord shall be required in the event the aggregate cost of all such additions, alterations or improvements exceeds $25,000; (ii) such alterations, or improvements shall not adversely affect the structural soundness or reduce the value of any existing building; and (iii) such alterations or improvements, if and when made, shall become a part of the Premises and subject to the terms hereof, although Landlord reserves the right, at its option, to require that any such alterations and improvements be removed at the expiration of the term hereof and the Premises be restored to the condition they are now in, reasonable wear and tear excepted.

          (b) Landlord may, at its option, in any case in which its approval is required pursuant to Paragraph (a) of this Article, require Tenant to furnish it with copies of the applicable plans and specifications and any relevant contract between Tenant and any contractor or supplier. Landlord may also require, at its option and as a condition precedent to giving any approval, (i) a performance bond and a labor and material payment bond, both in form and substance satisfactory to Landlord, given by an independent financially responsible corporate surety, to assure completion of the work in accordance with the plans and specifications, free of liens and (ii) evidence that each contractor has adequate workmen's compensation insurance and general liability insurance with limits of at least $500,000, for injury to any one person, $1,000,000, for injuries in any one occurrence and property damage of $50,000., together with a certificate from the insurer to the effect that such insurance may not be cancelled or substantially modified without at least 10 days prior written notice to Landlord.

     8. Insurance. Tenant shall, at its own sole cost and expense, take out, maintain, and keep in force throughout the term hereof the following insurance:

          (a) Insurance against loss by fire and such other hazards, casualties and contingencies as are usually covered by the broadest form of extended coverage policy available in the

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South New Jersey area, boiler insurance (if appropriate), and such other insurance as may be specified by Landlord from time to time. The fire and extended coverage insurance shall be in the amount of the full insurable value of the Premises, without deduction for depreciation, and the boiler insurance and other insurance (if any) shall be in such amounts as Landlord may reasonably require. Such policies shall name as insured Landlord, Tenant, and, where appropriate, the holder of any mortgage, as their respective interests may appear.

          (b) Comprehensive general liability insurance protecting Landlord and Tenant against any injury or damage to any person or property occurring in, on or about the Premises, or any sidewalks, driveways, or other areas appurtenant to the Premises. Such insurance shall be in the amount of at least $3,000,000 for injury to any one person, $1,000,000 for injuries in any one occurrence, and $1,000,000 for property damage. Such policies shall name Landlord and Tenant as insureds and shall be written on an "occurrence basis."

          (c) Tenant shall not take out separate insurance concurrent in form or contributing, in the event of loss, with that required to be furnished by Tenant pursuant to this Article, nor shall Tenant increase the amounts of any then existing insurance by securing an additional policy or additional policies, without in either instance including Landlord as an insured party.

          (d) The insurance policies referred to in Paragraphs (a) and (b) above shall be underwritten by insurance companies with Best's "A" rating or better. Tenant shall deliver to Landlord certificates of all insurance policies on or before the first day of the term hereof and thereafter at least thirty
(30) days prior to the expiration of any such policy, or within ten (10) days of receipt of said policies from the insurance companies, whichever is later. Tenant shall also deliver to Landlord receipts evidencing payment of all insurance premiums, which delivery shall be at least ten (10) days prior to the date such premiums are due.

          (e) Each of the parties hereto hereby releases the other, to the extent of each party's insurance coverage, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; and that all policies of fire and/or extended coverage or other insurance covering the Premises or the contents thereof shall contain a clause or endorsement providing in substance that such insurance shall not be prejudiced if the

                                       8
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insureds thereunder have waived the right of recovery from any person or persons prior to the date and time of loss or damage, if any.

     9. Tenant's Fixtures. Tenant shall have the right to install trade fixtures upon the Premises and to remove and permit to be removed any or all such trade fixtures from time to time. Provided Tenant is not in default hereunder, Tenant may remove all such trade fixtures at the expiration or sooner termination of this Lease; provided, however, that Tenant shall repair and restore or cause to be repaired and restored any damage or injury to the building and improvements now or hereafter erected on the Premises caused by the installation and/or removal of any such trade fixtures. Any permits for operation of the Premises shall be delivered to Landlord and all appropriate steps for the assignment of such permits to Landlord shall be completed by Tenant.

     10. Net Lease. The parties intend this to be a "net-net-net" or "triple net" Lease pursuant to which the rent payable hereunder shall be an absolutely net return to Landlord for the term of this Lease, undiminished by the Taxes, insurance, or any other carrying charges, maintenance charges or any other charges of any kind or nature whatsoever except any mortgage now or hereafter placed upon the Premises by Landlord, and except as specifically set forth in this Lease, Landlord shall not be required to perform any services or furnish any utilities of any kind or nature whatsoever.

     11.  Requirements of Public Authorities and Environmental Matters.

          (a) Tenant will promptly and faithfully comply with, conform to, and obey all present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental authority or agency having jurisdiction over Tenant and/or the Premises or any part thereof, and of every Board of Underwriters having jurisdiction, or any similar body exercising similar functions, which may be applicable to Tenant or to the Premises, or any part thereof, or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises, or any part thereof, whether or not such laws, ordinances, rules, regulations, and requirement shall necessitate structural changes or improvements to, or interfere with the use or enjoyment, of the Premises, or any part thereof.


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          (b)  Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any "hazardous substance" or "hazardous waste" as such terms are defined under the Industrial Site Recovery Act, N.J.S.A. 13"1K-6 et seq. (West Supp. 1989), as amended ("ISRA"), or of "hazardous substances" as defined in section 101 (14) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), in violation of applicable laws.

     Upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining evidence of compliance with ISRA or with any other law, regulation, or order of any governmental authority, which cooperation shall include, without limitation, providing affidavits, reports or responses to questions.

     Tenant has disclosed to Landlord that its Standard Industrial Classification ("SIC") number, as designated in the Standard Classification Manual prepared by the Office of Management and Budget, Executive Office of the President of the United States, will not create an Industrial Establishment (as defined in ISRA). Tenant recognizes that for purposes of ISRA, Tenant will acquire the SIC number of any entity for which it provides all or substantially all of its services or products.

     Tenant represents and warrants that the specific activities intended to be conducted on the Premises will not constitute an "Industrial Establishment: subject to the requirements of ISRA. Tenant covenants that it will do or suffer nothing which will cause its SIC number to fall within any of the following "major group" classifications of SIC numbers during the Term: 22 through 39, inclusive, 46 through 49, inclusive, and 51 or 76 (the "Covered Numbers"). Tenant further covenants to notify Landlord in writing at least thirty (30) days prior to any change of facts which would result in the change of Tenant's SIC number to any of the Covered Numbers. Upon such notice, Landlord shall have the right, at its option, to terminate this Lease within thirty (30) days of receipt of such notice by notifying the Tenant in writing.

     Tenant further covenants that it will not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping on or about the Premises of any "hazardous substance: (as such term is defined in N.J.S.A. 58:10-23.11b (k) and N.J.A.C. 7:1-3.3).

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     If Tenant, in violation of the foregoing covenants, ever causes the
Premises to become an Industrial Establishment, then Tenant shall:

          (i) indemnify and hold harmless Landlord, its successors and assigns, and any partner and any other agent or employee of Landlord, or its successors or assigns (collectively, the "Indemnified Parties"), from and against any and all liability, damages, losses, claims, suits, actions, legal or administrative proceedings, interest, expenses, and attorney's fees (including any such fees and expenses incurred in enforcing this indemnity) resulting from, arising out of, or in any way connected with injury to or the death of any person (including any Indemnified Party) or physical damage to property of any kind wherever located and by whomever owned (including any Indemnified Party) arising out of or in any way connected with the presence on, in or under the Premises of any asbestos, polychlorinated biphenyls (PCB's) or any "hazardous substance" or "hazardous waste" as such terms are defined by ISRA, CERCLA or the Spill Act (as hereinafter defined) or of any other hazardous, toxic or polluting substance or material; and

          (ii)  at its expense, comply with all applicable requirements of
          ISRA pertaining to the transfer or closure of an Industrial Establishment. Without limitation of the foregoing, Tenant
          understands that   its obligations might include (1) the proper filing
          of an initial notice to the New Jersey Department of Environmental Protection (the "DEP"), (2) the performance of any soil, groundwater and surface water sampling and test required by the DEP, and (3) either the filing of a "negative declaration" with the DEP or the performance of a proper and approved cleanup plan to the satisfaction of the DEP. Further, in the event Landlord enters into an agreement to sell the Premises at any time during the Term, Tenant will, upon request, and at Landlord's expense, furnish to Landlord such statements, affidavits and information as Landlord may require in order to file an initial notice and thereafter obtain a negative declaration. In the event that the DEP requires the implementation of a cleanup plan prior to issuance of a negative declaration, which plan is required due to Tenant's operations at the Premises, then Tenant shall bear the cost implementation of the cleanup plan.

          (iii) Within ten (10) days after request therefor, Tenant shall provide all information requested from time to time by Landlord, or by any Enforcement Agency for the preparation of notices, submissions or affidavits (including, without limitation, Non-applicability Affidavit, de Minimis Quantity Exemption Application, Limited Conveyance Application or Administrative Consent Order). Within ten
          (10) days after request therefor, Tenant shall execute and deliver any document reasonably required in order to comply with any Environmental Law.

          (iv) Tenant shall promptly deliver to Landlord copies of all notices made by Tenant to, or received by Tenant from, any Enforcement Agency or from the United States Occupational Safety and Health Administration concerning environmental matters or Hazardous Substances at the Premises.

     Tenant shall not operate a "major facility" at the Premises within the meaning of the New Jersey Spill Compensation and Control Act (the "Spill Act"), N.J.S.A. 58:10-23.11 to 58:10-23.11z (West 1982 and Supp. 1989) as such law may be amended from time to time. Tenant has no knowledge of any lien imposed upon its revenues, real or personal property pursuant to Section 7 (f) of the Spill Act, N.J.S.A. 58:10-23.11f (f) (West Supp. 1989), as such section may be amended from time to time, and Tenant has no actual or constructive knowledge of any circumstances which might lead to the imposition of such a lien.

     In the event of Tenant's failure to comply in full with this Paragraph 11, Landlord may, at its option, perform any and all of Tenant's obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable upon demand.

     This Paragraph 11 shall survive the expiration or some determination of this Lease.

     12. Inspection - Access. (a) Landlord or Landlord's agents shall have the right to enter the Premises at any reasonable times to examine the same and to show them to prospective mortgagees, and purchasers of the Premises, and to make such repairs which Tenant shall have failed to make. Landlord may take into and on the Premises all workmen, material, and equipment that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall not abate in whole or in part while said repairs are being made, by reason of loss or interruption of business of Tenant or otherwise, and Landlord shall not be liable to Tenant for any damage to or decrease in Tenant's business at the time of such work or thereafter.

          (b) The cost of any such repairs shall, unless the same are the responsibility of the Landlord, be payable by Tenant to Landlord as additional rent hereunder, immediately upon demand.

          (c) During the six (6) months prior to the expiration of the term of this Lease, Landlord may place upon the Leased Premises "For Rent" signs, and Landlord may, at any time, place "For Sale" signs on the Premises. Tenant shall permit such signs to remain. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key and without in any manner affecting the obligations and covenants of this Lease. Nothing in this paragraph shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Premises or any part thereof.

     13. Assignment. Tenant shall not assign, pledge, mortgage or hypothecate its interest under this Lease, nor sub-lease the whole or any part of the Premises, without the written consent of Landlord, which consent shall not be unreasonably withheld. Any assignment, pledge, mortgage, hypothecation or sub-lease, even if consented to by Landlord, shall not relieve Tenant of any of its liabilities hereunder.

     14. Termination. Tenant shall not have the right of termination of this Lease or an abatement of rent, except as specifically set forth in this Lease. Notwithstanding the foregoing to the contrary, Tenant shall have the option, exercisable at any time prior to the expiration of the Fifth Lease Year to terminate this Lease, which termination shall be effective on May 31, 2001, for the remainder of the Term. If Tenant exercises its right to terminate this Lease as aforesaid, Tenant shall vacate the Premises on May 31, 2001, and shall leave the Premises in the condition required under this Lease. Within thirty
(30) days after Tenant has sent written notice hereunder, Tenant shall pay Landlord a Lease termination fee in an amount equal to the actual amount paid by Landlord for on behalf of Tenant to Mt. Ephraim Fidoreo, L.S., Inc. pursuant to the provisions of that certain Assumption Agreement dated even date herewith by and between Landlord and Tenant, relating to Tenant's obligations in connection with its lease of certain premises located at 2600 Mt. Ephriam Avenue, Camden, New Jersey (the "Lease

Termination Fee") by certified check or wire transfer of immediately available funds. Tenant's right to terminate this Lease pursuant to this Section 14 shall not be effective if at the time of such notice, or on May 31, 2001, Tenant is in default under this Lease. If Tenant fails to pay the Lease Termination Fee within the time set forth herein, or vacate the Premises on or before May 31, 2001, Tenant shall be deemed to have waived its right to terminate this Lease pursuant to the provisions hereof.

     15.   Fire or Other Casualty.

          (a) Damage or destruction of all or any portion of the Premises, or any buildings or other improvements now or hereafter erected thereon, by fire, the elements, or any other cause whatsoever, whether or not insured, shall not cause an abatement of rent or entitle Tenant to surrender the Premises or in any other way affect the respective obligations of Landlord and Tenant hereunder.

          (b) In the event of any such damage or destruction Tenant hereby authorizes Landlord, and appoints Landlord as its attorney-in-fact, to endorse any check drawn to the order of both Landlord and Tenant for the proceeds of any insurance, and Landlord may deposit any such check in its own account and apply the proceeds thereof as set forth in this Article 15.

          (c) Tenant shall, at its own expense, promptly repair any damage and restore the Premises to at least as good condition as they were in immediately prior to occurrence of the fire or other casualty. If the damage is such that the proceeds of the fire and extended coverage insurance referred to in Article 8 hereof do not exceed $15,000., Tenant shall restore the Premises as aforesaid and upon completion of the work Landlord shall release the net proceeds of insurance (after collection expenses, if any) to Tenant; if damage is such that the fire and extended coverage insurance proceeds referred to in Article 8 exceed $15,000., advances shall be made out of the insurance proceeds from time to time as work progresses to cover costs of restoration as more fully set forth in Paragraph (d) below. In either event, Landlord shall not be required to pay Tenant any sums except the net proceeds of the fire and extended coverage or other insurance proceeds paid to Landlord. In the event such insurance proceeds are less than the total cost of such repair and restoration, Tenant shall be responsible for the payment of such deficit, and if such anticipated deficit exceeds $10,000. Tenant shall deposit with Landlord, prior to the commencement of such repairs and restoration, the amount of such anticipated deficit, to be advanced in the same manner as the insurance proceeds. Any insurance proceeds in excess of amounts required to reimburse Tenant's expenditures for such repair and restoration shall be the property of Tenant, and shall be paid to Tenant promptly after final completion of the reconstruction.

          (d) Where the damage is such that the anticipated proceeds exceed $15,000., plans and specifications for the work of repairing and restoring the Premises shall be prepared under the supervision of an architect selected by Tenant and approved in writing by Landlord. The work shall be performed by a reputable general contractor selected by Tenant and approved in writing by Landlord, and Landlord may, at its option, require any contractor to furnish a performance bond and a labor and material payment bond in the full amount of the contract price, given by an independent financially responsible corporate surety, to guarantee completion of the work free of any mechanic's or materialmen's liens. All contracts for the purchase of materials and the performance of such restoration work shall be made in Tenant's name, and Tenant shall pay all costs and expenses of the work as and when they become due. Landlord shall advance to Tenant, or to any contractors or subcontractors, as Landlord may elect, within 15 days after receipt of Tenant's written request, the amounts expended by Tenant (to the extent that the insurance proceeds are available for such purpose as aforesaid); provided, however, the aggregate of the amounts so advanced shall not exceed 90% of the actual value of the labor and materials incorporated into the work at the time payment is requested, such "value" to be based upon the contract prices set forth in the general contract, or any applicable subcontract, as the case may be; and provided, further, that Landlord shall not be required to make such advances more often than once in any calendar month or in amounts less than $5,000. Upon completion of the work, Landlord shall advance the remaining cost of the work from the balance of any insurance proceeds in Landlord's possession not previously advanced to Tenant. Each request for any advance shall be subject to the approval of the holder of any first mortgage on the Premises and shall be accompanied by an architect's statement certifying that the labor and materials for which payment is requested have been incorporated into the work or delivered to the site and safely stored thereon, that the value is as estimated, and that the work has been performed in accordance with the plans and specifications. Landlord shall have the right to inspect such restoration as the work progresses, but any such inspection shall not be construed as a waiver of any misstatement or omission in any of the aforesaid architect's statements.

          (e) If the holder of any mortgage on the Premises has the right to apply the aforesaid insurance proceeds on account of the mortgage debt and does in fact apply such proceeds on account of the mortgage debt, Landlord may, at its option, either (i) make available to Tenant funds equivalent to the insurance proceeds on the terms and conditions set forth herein, or (ii) terminate this Lease by written notice to Tenant. Such option shall be exercised by notice given to Tenant within 10 days after the aforesaid mortgagee has elected to apply the insurance proceeds on account of the mortgage debt, and in any event within 90 days after occurrence of the damage. In the event Landlord elects to terminate this Lease pursuant to this Paragraph, such termination shall be effective on the last day of the calendar month in which such notice is given.

          (f) The requirements of Article 7(b) (pertaining to the contractor's insurance coverage) and of Article 11 (pertaining to compliance with the requirements of public authorities) shall be applicable to all work done pursuant to this Article.

     16.  Eminent Domain.

          (a) In the event the Premises or any part thereof shall be condemned and taken for a public or a quasi-public use, Tenant will promptly give written notice thereof to Landlord generally describing the nature and extent of such condemnation or taking or the nature of such proceedings and negotiations and the nature and extent of the taking which might result therefrom, as the case may be. Any award made to compensate either Landlord or Tenant for its damages or loss shall be deposited with Landlord (or with any holder of a mortgage encumbering the Premises, if required by said holder).

          (b) In the event that a portion of the Premises, but less than the entire Premises, is taken or condemned by eminent domain as aforesaid, Landlord shall have the right, at its option, to require Tenant to make such repairs as are necessary to restore the Premises as nearly as possible to the condition they were in immediately prior to the taking. If Landlord elects to cause Tenant to restore the Premises, Landlord shall make available to Tenant the net proceeds of the condemnation award (which shall be the total award less the sum of (i) any costs or expenses incurred by Landlord in collecting the award and
(ii) so much of the award as may be allocable to land value) on the same terms and conditions as contained in Article 15 hereof with respect to restoration or repair of the Premises in the event of damage by fire or other casualty.

          (c) If the property in question cannot be restored to a complete architectural unit, or if the taking is so extensive that the premises in question would not, after restoration, be suitable for its present use, the taking shall be considered a total taking and Paragraph (f) below will apply.

          (d) If the holder of any mortgage on the Premises shall apply the award to the principal balance of such mortgage, Landlord shall make the election provided in Article 15(e) hereof.

          (e) In the event of a partial taking rent shall abate equitably in proportion to the area of the Premises condemned as of the day on which the condemning authority shall take possession of the condemned property.

          (f) In the event the entire Premises are taken or condemned by any public or quasi-public authority exercising the right of eminent domain, this Lease shall terminate as of the date the condemning authority takes possession of the Premises, with the same force and effect as though such date were the date fixed herein for expiration of the term. The entire amount of any award for such taking shall belong to Landlord, except for moving and business interruption expenses, if any, awarded directly to Tenant, and Tenant hereby waives any other right it may have to any portion of such award, except for such expenses as are directly awarded to Tenant, provided that same do not diminish Landlord's award.

          (g) If the condemning authority should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this Lease shall continue in full force and effect without any abatement of rent, and the amounts payable by the condemning authority with respect to any period of time prior to the expiration or sooner termination of this Lease shall be paid by Landlord to Tenant out of the amount of the award and the condemning authority shall be considered a subtenant of Tenant.

          (h) If Landlord and Tenant are unable to agree as to whether any taking is so substantial as to constitute a total taking for purposes of this Lease, or as to the amount of abatement of rent after a partial taking, the matter shall be submitted to arbitration in Southern New Jersey in accordance with the rules of the American Arbitration Association then in force and the decision of the arbitrator shall be final and binding on both parties.

          (i) In the event of a partial taking, if and to the extent the condemnation award exceeds the cost of reconstruction

(as in the case of a road widening which requires no reconstruction) such excess shall belong to Landlord.

     17. Mechanics' Liens. Tenant shall not permit any mechanics', materialmen's or similar liens to remain upon the Premises for labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises or at the direction or with the consent of Tenant, whether such work was performed or materials furnished before or after the commencement of the term of this Lease. Tenant may, however, contest the validity of any such lien or claim, provided Tenant shall give the Landlord such reasonable security to insure payment and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such non-payment as Landlord may require. Upon final determination of the validity of any such lien or claim, Tenant shall immediately pay any judgment or decree rendered against Tenant or Landlord with all proper costs and charges and shall cause such lien to be released of record without cost to Landlord.

     18. Relationship of Parties. The relationship between the parties hereto shall be that of Landlord and Tenant and nothing contained herein shall be construed to change or modify that relationship so as to make Landlord and Tenant partners, joint venturers, or debtor and creditor.

     19. Quiet Enjoyment. Tenant, upon paying the minimum annual rent and all additional rent and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be performed, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by Landlord or by anyone claiming through or under Landlord, subject to the terms, covenants, conditions and exceptions herein contained, and subject also to any restrictions, easements or other agreements of record. This covenant is given in lieu of any implied covenant of quiet enjoyment.

     20.  Events of Default - Remedies.

          (a) The following events or any one or more of them shall each be an "Event of Default" under this Lease:

          (i) Tenant shall fail to pay any minimum annual rent or additional rent payable hereunder within ten days after written notice that the same is due and payable; or

          (ii) Tenant shall fail to perform or comply with any of the other terms, covenants, agreements or conditions hereof and such failure shall continue for more than twenty (20) days after written notice thereof from Landlord, provided, if the default is susceptible to being cured but cannot be cured within twenty (20) days, Tenant shall not be considered in default if Tenant shall, within such period, have commenced with due diligence and dispatch to cure such default, and shall thereafter complete with due diligence the curing of such default; or

          (iii) Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or not contesting the material allegations of a petition against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

          (iv) if within 60 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation or dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within 60 days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant, or of any material part of its properties, such appointment shall not have been vacated.

          The notice and grace period provisions in subparagraphs (i) and (ii) above shall have no application to the defaults referred to in subparagraphs
(iii) and (iv) above.

          (b) (i) In the event of any Event of Default (regardless of the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms of this Lease), Landlord at any time thereafter may exercise any one or more of the following remedies:

          (A) Termination of Lease. Landlord may terminate this Lease, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord and Landlord shall immediately become entitled to receive from Tenant damages equal to the difference between the aggregate rentals reserved for the balance of the term, and the fair rental value of the Premises for that period, determined as of the date of such termination; provided, that the amount of such damages shall be discounted at the rate of 5% per annum for the period from the date of payment by Tenant to Landlord to the date of expiration of the term of the Lease.

          (B) (I) Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Premises, or any part thereof, and lease them to any other person or entity upon such terms as Landlord shall deem reasonable, for a term within or beyond the term of this Lease. Any such reletting prior to termination shall be for the account of Tenant. Tenant shall remain liable for (X) all minimum annual rent and additional rent which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant, and for (Y) all of Landlord's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and expenses, employees' expenses, reasonable alteration costs, and expenses of preparation for such reletting).

          (II) If the Premises are at the time of the occurrence of the Event of Default sublet or leased by Tenant to others Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant's obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

          (C) Acceleration of Rent. Landlord may declare minimum annual rent and all items of additional rent for the entire balance of the then current term immediately due and payable, as though such amounts were payable in advance on the date the event of default occurred, and which accelerated rent, when paid by Tenant shall be discounted to its present value, based upon the then existing interest rate on one year Treasury securities.

          (ii) No expiration or termination of this Lease term pursuant to subparagraph (b)(i) above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof pursuant to Paragraph (b) above or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, sue for and collect rent and other charges due hereunder at any time and from time to time as and when such charges accrue.

          (iii) With respect to any portion of the Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord shall have a lien for the payment of all sums agreed to be paid by Tenant herein upon all Tenant's property, which lien is to be in addition to any Landlord's lien now or hereafter provided by law.

          (iv) The parties hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of minimum annual rent or additional rent, Tenant will not interpose any counterclaim of any nature or description in any such proceedings. This shall not be construed, however, as a waiver of Tenant's right to assert any such claims in any separate action brought by Tenant.

          (v) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated or Tenant is evicted or dispossessed by reason of violation by Tenant of any of the provisions of this Lease.

          (vi) In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction as if other remedies were not provided for herein.

          (vii) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

          (viii) Any minimum annual rent and additional rent overdue for a period of more than ten days shall bear interest at the rate of 10% per annum until paid, or shall incur a late charge of 5% of the amount due for each month or part thereof that the payment is late to compensate Landlord for the extra expense of dealing with and monitoring late payments.

          (ix) If Tenant shall default in the performance of any covenant required to be performed by it under this Lease, Landlord may perform the same for the account and at the expense of Tenant, after first giving notice to Tenant of its intention to do so. If Landlord at any time is compelled to pay, or elects to pay, any sum of money, or to do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provisions hereof, or if Landlord incurs any expense, including reasonable counsel fees, in instituting, prosecuting or defending against any action or proceeding instituted by reason of any default of Tenant hereunder, the amount of such payments or expenses shall be paid by Tenant to Landlord as additional rent on the next day following such payment or the incurring of such expenses upon which a regular monthly rental payment is due, together with interest thereon at the rate of 10% per annum.

          (x) No waiver by Landlord of any breach by Tenant of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of its rights and remedies with respect to such or any
subsequent breach.   Landlord shall have the right at all times, any law, usage or custom notwithstanding, to enforce strictly the provisions of this Lease, and the failure of Landlord at any time or times strictly to enforce any provision hereof shall not be construed as having created a custom or waiver in any way contrary to the specific provisions of this Lease or as having in any way or manner modified this Lease.

          (xi) Tenant expressly waives any right of defense which it may have based on any purported merger of any cause of action, and neither the commencement of any action or proceeding nor the settlement thereof or entering of judgment therein shall bar Landlord from bringing subsequent actions or proceedings from time to time.

     21. Subordination of Lease. In the event Landlord elects to place any new mortgage on the Premises, or any part thereof, this Lease shall be subordinate in all respects to the lien of any such mortgage with the same force and effect as if such mortgage had been executed, acknowledged, delivered and recorded prior to execution of this Lease. The subordination contained in this

Article 21 is and shall be effective without the necessity of any further act or writing by either party hereto, but Tenant agrees that it will, immediately upon Landlord's request, deliver such additional documents as any mortgagee may require to confirm such subordination.

          (a) The foregoing provisions of this Paragraph shall be effective only in the event that the mortgagee under any such mortgage shall furnish Tenant with a written agreement in recordable form and binding upon the mortgagee and its successors and assigns, satisfactory to Tenant, providing that so long as Tenant, its successors, assigns or subtenants are not in default under this Lease, Tenant's possession of the Premises and its rights under this Lease shall not be interfered with by the mortgagee (whether or not the mortgage is in default and notwithstanding any foreclosure action), any insurance proceeds and any condemnation award shall be applied as provided in the Lease, and the lien of the mortgage shall not cover any equipment used in Tenant's business on the Premises. If Landlord fails to obtain such agreement prior to the commencement date of this Lease, Tenant shall have the right to terminate this Lease.

          (b) Tenant, at the request of any mortgagee, or anyone acquiring title to the Landlord's estate or the Premises by foreclosure, deed in lieu of foreclosure, or otherwise, shall attorn to the then owner and recognize such owner as Landlord for the balance of the term of this Lease, subject to all the terms and provisions hereof. Such mortgagee or purchaser at said foreclosure sale shall not be (i) liable for any act or omission of Landlord, (ii) subject to any off-sets or defenses which Tenant may have against Landlord, (iii) bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month, or (iv) bound by any amendment or modification of the Lease made without its consent.

     22. Estoppel Certificate. Tenant agrees to execute and deliver to Landlord, within one (1) week after any written request, an "estoppel certificate" stating the amount of rent due from Tenant hereunder, that this Lease remains in full force and effect without modification, the date to which rent has been paid that Tenant has no set-offs against rent, and such other information concerning this Lease as Landlord may reasonably request; or, if this Lease has been modified, or if Tenant has any set-offs against rent, the exact nature of the modifications and the precise amount of the set-offs. Such estopped certificates may be relied upon by Landlord and by any prospective mortgagee or purchaser of the Premises.

     23. No Brokers. Tenant represents and warrants to Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or intermediary and that no broker or intermediary called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. In the event that any broker or intermediary claims to have submitted the Premises to Tenant, to have induced Tenant to lease the Premises or to have taken part in any dealings, negotiations or consultations with respect to the Premises or this Lease, Tenant will be responsible for and will indemnify and save Landlord harmless from and against all costs, fees (including without limitation, attorney's fees), expenses, liabilities, and claims incurred or suffered by Landlord as a result thereof.

     24. Security Deposit. Tenant shall, upon execution hereof, deposit with Landlord, as security for the performance of all the terms, covenants, and conditions of this Lease, the sum of $24,052. This deposit may be mingled with other funds of Landlord and shall be retained by Landlord until the expiration or sooner termination of this Lease and shall be returnable to Tenant, provided that (A) the Premises have been vacated; and (B) Tenant shall have complied with all of the terms, covenants, and conditions of this Lease, in which event the aforesaid deposit shall be returned to Tenant; otherwise the deposit or any part thereof may be retained by Landlord, at its option, as liquidated damages, or may be applied by Landlord against any actual loss, damage or injury chargeable to Tenant hereunder or otherwise, if Landlord determines that such loss, damage or injury exceeds the sum so deposited. Landlord's determination of the amount, if any, to be returned to Tenant shall be final. It is understood that the deposit is not to be considered as the last rentals due under this Lease. If Landlord shall sell or otherwise transfer the Premises, Landlord shall assign such deposit to such purchaser or transferee and in the event of such assignment and written notice thereof to Tenant, Landlord shall be relieved of all further liability to Tenant with regard to the return of said security deposit.

     25.  Accord and Satisfaction

     No payment by Tenant or receipt by Landlord of a lesser amount than is due hereby shall be deemed to be other than on account of the earliest annual minimum rent or additional rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of sums owed or pursue any other remedy.

     26. Parties Bound. Subject to the provisions of Article 13 hereof, this Lease shall be binding upon the parties hereto and shall be binding upon and inure to the benefit of and be enforceable by their respective successors and assigns.

     27. Notices. Any notices required or permitted to be given hereunder shall be in writing and delivered personally or sent by United States certified or registered mail, return receipt requested, addressed as follows:

          If to Landlord:           c\o Markeim-Chalmers
                                    Commerce Atrium- Suite 304
                                    1701 Route 70 East
                                    Cherry Hill, NJ 08003-2337


          If to Tenant:             303 Harper Drive
                                    Moorestown, New Jersey 08057
                                    Attention Michael Toomey, Chief
                                    Financial Officer

or to such other person or address as the party to be charged with such notice may direct by notice given in the aforesaid manner.

     28.  Indemnity.

          (a) Landlord shall not be liable for, and is hereby relieved from all liability for any damage, expenses, causes of actions, fines, suits, demands, judgments, and claims of any nature whatsoever, including negligence of Landlord, its agents, servants, or employees, arising from or by reason of any damage to property of Tenant or of others located on the Premises, the loss of, or damage to, any property of Tenant or of others by theft or otherwise, injury or damage to persons or property resulting from fire, explosion, collapse, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the pipes, sprinklers, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause, or present or future latent defects, including structural defects, or other conditions in, on or about the Premises or any part thereof or any sidewalks, streets, driveways, railroad sidings, rights-of-way or roadways adjacent thereto, or in any manner growing out of or connected with the use and occupancy of the Premises or any part thereof by Tenant or any other party during the term of this Lease or any renewal or extension thereof. Tenant hereby accepts and assumes such liability and agrees to protect, indemnify and save Landlord harmless from and against all of the aforesaid. All property of Tenant kept or stored on the Leased Premises shall be kept or stored at Tenant's own risk and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers.

          (b) Landlord shall not be liable for, and is hereby relieved from all liability for any damages, expenses, causes of action, fire, suits, demands, judgments, and claims of any nature whatsoever arising from or by reason of injury to the feelings of any person or to his or her reputation, including trauma, psychological injury, mental anguish or similar results, whether from false eviction, false arrest, malicious prosecution, libel, slander, defamation, invasion of privacy, wrongful entry, or otherwise occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees or concessionaires. Tenant hereby accepts and assumes such liability and agrees to protect, indemnify, and save Landlord harmless from and against all the aforesaid. If Landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

          (c) Tenant shall pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the terms and conditions of this Lease.

     29. Number and Gender. For purposes of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine shall include the feminine and the neuter, as the context may require. The word "Landlord" as used herein shall mean the owner from time to time of fee title to the Premises, and upon transfer of fee title, the person named herein as Landlord shall have no further liability or obligation hereunder.

     30. Captions. The captions contained herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

     31. Amendments. This Lease may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     32. Partial Invalidity. If any clause or provision of this Lease, or the application thereof to any person or in any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such clause or provision to persons or in circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each clause and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     33. Entire Agreement. This Lease constitutes the entire agreement between the parties hereto. Except as set forth herein, there are no promises, representations or understandings between the parties of any kind or nature whatsoever.

     34.  Limitation of Liability.

     The liability of Landlord under this Lease shall be limited to Landlord's estate in the Premises. No member of Landlord shall be personally liable to Tenant for any obligation of Landlord created by or arising by reason of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.


                              Tenant:

                              Wilmar Industries, Inc.


                              By: /s/ Michael T. Toomey
                                 -------------------------------
                                    Michael T. Toomey,
                                    Chief Financial Officer and
                                    Treasurer

(Corporate Seal)

                              Attest: /s/ Fred B. Gross
                                     ---------------------------
                                         Secretary


                              Landlord:

                              804 Eastgate Associates, L.L.C.



                              By: /s/ Fred S. Berlinksy
                                 -------------------------------
                                    Fred S. Berlinsky, Member